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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 29 to the Registration Statement (Form N-1A)(No. 2-86606) of Delaware Group Tax-Free Fund (comprised of Delaware Tax-Free USA Fund, Delaware Tax-Free Insured Fund and Delaware Tax-Free USA Intermediate
Fund) of our report dated October 4, 2002, included in the 2002 Annual Report to shareholders.



/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
November 14, 2002